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                                                                    EXHIBIT 15.1




           The Board of Directors
           PowerCerv Corporation


           We are aware of the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-3960, 333-50621 and 333-90827)
           pertaining to the PowerCerv Corporation 1995 Stock Option Plan and (Form S-8 No. 333-90825) pertaining to Stock Option Agreements of our report dated April 13, 2000 relating to the unaudited condensed consolidated interim financial statements of PowerCerv Corporation that is included in its Form 10-Q for the quarter ended March 31, 2000.

           Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                             /s/ Ernst & Young LLP


           Tampa, Florida
           April 13, 2000

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